POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby
constitutes and appoints each of Jeff Heavrin. Benjamin F.
Parrish, Jr.,
and Robert Votteler, signing singly, the undersigned's true
and lawful
attorney-in-fact to:
(1)	execute for and on behalf of the
undersigned,
in the undersigned's capacity as an officer and/or director
of Central
Parking Corporation (the "Company"), Forms 3, 4, and 5 in
accordance with
Section 16(a) of the Securities Exchange Act of 1934 and
the rules
thereunder;
(2)	do and perform any and all acts for and on
behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and
Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit
to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The
undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.
This Power of Attorney shall remain
in
full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 26th day of August, 2005.



/s/ Edward G. Nelson

Edward Nelson